Exhibit 99.1

Newcourt Acquisition Corp Announces Amendment and Supplement to its Definitive Proxy Statement

New York, NY, Dec. 30, 2022 (GLOBE NEWSWIRE) -- Newcourt Acquisition Corp (the “Company”) (NASDAQ: NCAC) announced today that the Company has determined to modify the terms of the proposed amendment (the “Trust Agreement Amendment”) of the Company’s investment management trust agreement, dated as of October 19, 2021 (the “Trust Agreement”), described in the Company’s definitive proxy statement (the “Definitive Proxy Statement”) filed on December 21, 2022 for the solicitation of proxies in connection with an extraordinary general meeting of the Company’s shareholders to be held on January 6, 2023 to consider and vote on the extension (the “Extension”) of the time period the Company has to complete an initial business combination (the “Business Combination”) and the related Trust Agreement Amendment. Instead of amending and restating Section 1(c) of the Trust Agreement to provide that the funds be held entirely in cash, as described in the Definitive Proxy Statement, the Company has determined that no change be made to Section 1(c) of the Trust Agreement. As described in the Definitive Proxy Statement, in order to reduce the risk that the Company be considered an investment company under the Investment Company Act of 1940, the Company will liquidate the securities held in the trust account prior to the end of the 24-month period after the effective date of the registration statement for the Company’s initial public offering, or October 19, 2023, and instead hold all funds in the trust account in cash. If the proposal to extend the time period the Company has to complete an initial business combination (the “Extension”) and the Trust Agreement Amendment are approved, the Company may have until July 22, 2023 (which is 21 months from the closing of the Company’s initial public offering) to consummate an initial business combination. Accordingly, the Company has determined there is no need to amend Section 1(c) of the Trust Agreement at this time. The Company will file an amendment and supplement to the Definitive Proxy Statement with the Securities and Exchange Commission (the “SEC”).

About Newcourt Acquisition Corp

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The focus of the team is to identify digital financial services and financial technology (“fintech”) businesses with exposure to emerging markets. The management team is led by Dr. Michael Jordaan, Marc Balkin, and Daniel Rogers.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the Extension and the Trust Agreement Amendment. Information regarding the Company’s directors and executive officers is available in its annual report on Form 10-K filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Definitive Proxy Statement.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Additional Information

The Company has filed with the SEC a Definitive Proxy Statement in connection with the extraordinary general meeting of the shareholders (the “EGM”) to consider and vote upon the Extension and the Trust Agreement Amendment and, beginning on December 23, 2022, mailed the Definitive Proxy Statement and other relevant documents to its shareholders as of the December 5, 2022 record date for the EGM. The Company’s shareholders and other interested persons are advised to read the Definitive Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the EGM because these documents will contain important information about the Company, the Extension, the Trust Agreement Amendment and related matters. Shareholders may also obtain a free copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Advantage Proxy, at 206-870-8565 (call collect), 877-870-8565 (call toll-free).

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Definitive Proxy Statement and the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Investor Contact:
Marc Balkin
Chief Executive Officer, Newcourt Acquisition Corp
(510) 214-3750